 Exhibit 10.6

DISTRIBUTOR AGREEMENT

This DISTRIBUTOR AGREEMENT (this “Agreement”), dated as of June 2, 2016 (the “Effective Date”) by and between Noble Biomaterials, Inc., a Delaware corporation (“Noble”) and Sterling Sports LLC, an entity organized under the laws of Florida (“Company”). Each of Noble and Company are referred to herein as a “Party” and together, the “Parties.” Capitalized terms used in this Agreement not defined herein have the meaning specified in Annex A (General Terms and Conditions).
A.
Noble and/or its affiliates own certain proprietary technology relating to the manufacture and use of Silver Fiber and Silver Material;

B. Company desires to purchase certain Licensed Materials from Noble for use in the fabrication of Licensed Products and to sell such Licensed Products under the Licensed Trademarks, on the terms and subject to the conditions set forth in this Agreement; and
C. Company desires to receive a license to use the Licensed Technology and the Licensed Trademarks to sell Licensed Products, and Noble desires to grant such license to Company, on the terms and subject to the conditions set forth in this Agreement.

The Parties agree as follows:

1.
Organization of Agreement. The Agreement between the Parties comprises this Agreement together with the following Annexes, each of which is incorporated herein and made a part:
Annex A	General Terms and Conditions
Annex B	Licensed Material
Annex C	Licensed Products
Annex D	Form of Technology Fee Report
Annex E	Licensed Trademarks

2.
Definitions.
“Licensed Material” means those materials made with Licensed Fiber that, if applicable under this Agreement, are specified on Annex B.

“Licensed Products” means those finished products made with Licensed Fiber and/or Licensed Material that are specified on Annex C.

“Licensed Trademarks” means those Noble Trademarks which, if licensed under this Agreement, are specified on Annex E.

“Non-Exclusive Territory” means the non-exclusive selling territory is the world.

“Exclusive Territory” means the exclusive selling territory is North America and Sub-Saharan Africa.

3.
Term. This Agreement commences on the Effective Date and expires five (5) years from the Effective Date (the “Initial Term”), and shall automatically renew for successive terms of five (5) years each (each, a “Renewal Term”, and together with the Initial Term, the “Term”), unless either Party has provided written notice of non-renewal at least sixty (60) days prior to the expiration date of the then-current term or the Agreement is sooner terminated as set forth herein.
4.
Permitted Activities. Subject to Company’s compliance with the terms and conditions of the Agreement, including payment of the Technology Fees, during the Term, Noble hereby grants to Company, and Company hereby accepts, a personal, limited, non-exclusive, non-sublicensable, and non-transferable and non-assignable (except, in each case, as set forth in Section 13(a) of Annex A), right and license under the Licensed Technology to sell Licensed Products under the Licensed Trademarks to customers located in the Non-Exclusive Territory; and a personal, limited, limited exclusive, non-sublicensable, and non-transferable and non-assignable (except, in each case, as set forth in Section 13(a) of Annex A), right and license under the Licensed Technology to sell Licensed Products under the Licensed Trademarks to customers located in the Exclusive Territory (collectively, the “Permitted Activities”).

5.
Fees. In consideration of the rights granted hereunder to Company for the use of the Licensed Technology, Commencing as of  [omitted, filed separately with the Commission] , Company shall pay to Noble fees for Licensed Products as follows (collectively, the “Technology Fees”):
[omitted, filed separately with the Commission]  of the purchase price paid by Licensee to Cambridge Towel Company, Inc. ((“Cambridge”), the licensed manufacturer and supplier of materials to Licensee for towels). For purpose of the foregoing, a “sale” occurs upon issuance by Cambridge of an invoice to Licensee for the sale of a Licensed Product.
6.
Terms of Supply
(a)
Company will purchase Licensed Materials from Noble at the published or agreed upon prices in effect from time to time by Noble. Company agrees to purchase all of its requirements for silver-coated or silver-containing fibers, yarn and fabrics solely from Noble or its Licensed Mills; and
(b)
A current list of Noble’s Licensed Mills is available from Noble, and will be updated from time to time. If any mill has ceased to qualify as a Licensed Mill, Company shall immediately cease to obtain Licensed Products from such mill.
(c)
Company will not use the Licensed Material or Licensed Technology in any manner other than as expressly specified in the Permitted Activities.

7.
Monthly Minimum Purchase Amount
(a)
Each calendar month, Company shall place sufficient purchase orders for Licensed Material such that Company shall be required to have purchased at least the following amounts of Silver Material from Noble during each month within the specified annual period:
2016	April through December	[omitted, filed separately with the Commission] lbs.
2017	January through December	[omitted, filed separately with the Commission] lbs.
2018 until expiration date	January through December	[omitted, filed separately with the Commission] lbs.

(each an “Monthly Minimum Purchase Amount”).   Each order of Licensed Material shall be the subject of a purchase order approved by Noble (an “Approved Purchase Order”).  If, as of thirty (30) days after the end of any calendar month, Company has not satisfied its Monthly Minimum Purchase Amount, based on Approved Purchase Orders fully paid to Noble by the Company, this failure shall not constitute a breach of the Agreement, however, the Company will lose its exclusivity for Licensed Products, and Noble shall be free to sell to other brands and companies for the remainder of the Term.

8.
Notices:
Noble Biomaterials, Inc.	Sterling Sports LLC

300 Palm Street Scranton, PA 18505 Telephone: (570) 955-1800 Facsimile: (570) 955-1801	6632 Telegraph Road #371 Bloomfield Hills, Michigan 48301 Telephone: (914)760-7857

IN WITNESS WHEREOF, the Parties have duly authorized the execution, delivery and performance of, and have executed, this DISTRIBUTOR AGREEMENT, by their authorized representatives to be effective as of the Effective Date.

NOBLE BIOMATERIALS, INC. BY: /s/ Jeff Keene PRINT NAME: Jeff Keene TITLE: CEO	STERLING SPORTS LLC BY: /s/ Edward Suydam PRINT NAME: Edward Suydam TITLE: CEO

 ANNEX A
GENERAL TERMS AND CONDITIONS

1.
Integration. These General Terms and Conditions (the “Terms and Conditions”) are incorporated into and made part of the Agreement. In the event of any conflict between the Agreement and the terms of these Terms and Conditions, the terms of the Agreement shall control. Capitalized terms used but not defined in these Terms and Conditions have the meanings specified in the Agreement. “Silver Fiber” means silver fiber made with and/or comprising Noble Technology; “Silver Material” means silver-coated or silver-containing yarns, fabrics, foams or other materials made with and/or comprising Noble Technology; “Noble Technology” means Noble’s intellectual property and other proprietary rights relating to the manufacture of Silver Fiber and Silver Material and use and incorporation of Silver Fiber and Silver Material in various products;“Licensed Distributor” means a person or entity that is a party to a current written agreement with Noble authorizing such person or entity to market, sell and/or distribute Licensed Products; “Licensed Mill” means a person or entity that is a party to a current written agreement with Noble authorizing such person or entity to make Licensed Material; "Licensed Trademarks” means, if trademarks are licensed to Company, the trademarks specified on an Annex to the Agreement; “Licensed Technology” means Noble’s confidential and proprietary knowhow (including information concerning its industrial, commercial and scientific experience) and other intellectual property relating to the use of Silver Fiber or Silver Material in the manufacture of products made from such Silver Fiber or Silver Material, which Noble or any of its representatives or suppliers discloses, provides or delivers (whether in writing, orally or through visual inspection of Noble’s or any Licensed Mill’s facilities or operations) to Company hereunder, including techniques, quality control, testing, certification and integration into supply chain; and “Licensed Intellectual Property Rights” means the Licensed Technology and, where applicable, the Licensed Trademarks.

2.
License. The rights granted to Company are limited to those expressly set forth in the Agreement, and Company shall not use the Licensed Material, Licensed Technology and Licensed Trademarks other than as expressly permitted under this Agreement. All rights in the Licensed Technology, and any other Noble Technology, which are not expressly granted to Company herein are reserved to Noble. Without limiting the foregoing, no right or license is granted by Noble to Company to, and Company shall not: (i) engage or permit any other person or entity to engage in the Permitted Activities outside the applicable Territory, (ii) use the Licensed Intellectual Property in any manner not expressly authorized by the Agreement, or (iii) grant a sublicense to any third party person or entity. Nothing herein restricts Noble from using, or licensing others to use Licensed Material or the Licensed Trademarks in connection with the manufacture, supply, marketing, sale and/or distribution of any products, including any products similar to the Licensed Products.
3.
Fees.

(a)
Company shall pay to Noble quarterly Technology Fees as specified in the Agreement for sales of Licensed Products during the Term. Where Technology Fees are paid based on a percentage of Net Sales, “Net Sales” means the total consideration invoiced by Company for all Licensed Products, without deduction for any costs incurred, such as, but not limited to, costs of manufacture, supply, marketing, sale, distribution or exploitation of Licensed Products, but less any applicable taxes directly attributable to such sales, trade discounts actually given, returns for which any refund is paid and sales allowances.

(b)
All sales of Licensed Products and Technology Fee payments must be reported to Noble in the form mutually agreed by the parties, and paid to Noble, in immediately available United States funds, within thirty (30) days after the end of each calendar quarter for the immediately preceding calendar quarter.
(c)
If Noble reasonably believes that additional payments may be due from Company hereunder, Noble shall have the right to audit the books of Company to determine compliance with the Agreement.
(d)
The receipt and deposit of monies by Noble shall not prevent or limit Noble's right to contest the accuracy and/or correctness of any statement in respect of such monies.

4.
Compliance with Applicable Laws; Quality Control.

(a)
In connection with the manufacture, supply, marketing, sale, distribution, import and export of Licensed Products, Company shall comply with all laws, rules, regulations and registration/qualification requirements related thereto (collectively, “Applicable Laws”) to the extent applicable to Company. Company shall be solely responsible for all taxes, tariffs, and other fees due in connection with the manufacture, supply, marketing, sale, distribution, import or export of Licensed Products and the materials used in the manufacture thereof. Company shall promptly notify Noble, in writing, of any changes in any Applicable Laws applicable to Company.

(b)
Company agrees that Licensed Products manufactured and supplied by Company shall be of the highest standards and quality and that Licensed Products shall at all times comply with all Applicable Laws, as well as any and all requirements or instructions provided by Noble to Company in writing, including Noble’s Fiber Technical Advisory and Noble's Technology and Branding Guidelines, as such requirements or instructions may be amended from time to time (collectively, the “Noble Requirements”). A copy of the then-current version of Noble’s Fiber Technical Advisory and Noble's Technology and Branding Guidelines is provided to Company upon execution of this Agreement. In the event Company fails to comply with the requirements set forth in the Noble Requirements, Noble shall have the right, in its sole discretion, to immediately terminate this Agreement. Licensed Products shall not be supplied, marketed, sold or distributed until such Licensed Products are approved by Noble pursuant to the Noble Requirements. Any use of the Licensed Trademarks on the packaging of Licensed Products shall be in a manner approved by Noble. All Licensed Products shall be marketed, sold and distributed, and all use of the Licensed Trademarks shall be, in compliance with the Noble Requirements. All advertising, marketing, promotional, packaging and other materials, whether digital or print, related to Licensed Products shall conspicuously display the Licensed Trademarks. Noble reserves the right to approve all advertising, marketing, promotional, packaging and other materials of Company, including materials for digital marketing, web sites, television, newspapers, magazines, promotional flyers, brochures and other similar materials, which incorporate the use of, or reference, the Licensed Trademarks. Noble reserves the right, at any time, to direct that Company suspend or cease the manufacture, supply, sale or distribution of any Licensed Products that do not meet the Noble Requirements or would otherwise have an adverse impact on the image, reputation, validity, enforceability or associated goodwill of the Licensed Trademarks, as determined in Noble’s sole discretion.
(c)
Company shall immediately notify Noble upon being notified or having knowledge of any quality issues/concerns in respect to the Licensed Material or product incorporating the Licensed Material.

5.
Intellectual Property.

(a)
Company hereby acknowledges and agrees that as between the Parties, Noble and/or its affiliates is the exclusive owner(s) of the Licensed Intellectual Property. All goodwill created by use of the Licensed Trademarks by Company shall inure solely to the benefit of and be owned by Noble. Company agrees that it is not granted any right to access or use Noble’s proprietary process for manufacturing Silver Fiber and Silver Material, and that such proprietary process is the valuable intellectual property of Noble. Company agrees that it will not directly or indirectly assert any right or interest in the Licensed Intellectual Property or any Noble Technology, or challenge the validity or ownership of any Noble Technology, and expressly acknowledges such validity and ownership.
(b)
In no event will Company display together as a single mark or combined mark any Licensed Trademark and any other trademark (including any Company trademark), including on the Licensed Product or in any marketing materials. During the Term and thereafter, Company shall not, directly or indirectly, register or seek to register in any jurisdiction the Licensed Trademark or any mark that infringes, is substantially similar to, or dilutes the Licensed Trademarks, in any jurisdiction worldwide.
(c)
If Company learns that any person or entity is or may be making unauthorized use of the Licensed Intellectual Property, Company shall give Noble prompt written notice thereof, setting forth in full detail the actions by such person or entity. Company agrees it shall not make any demands or claims, bring suit, effect any settlement, or take any other action for the infringement or possible infringement by any person or entity of the Licensed Intellectual Property or the rights granted to Company under the Agreement. Company agrees to cooperate with Noble, without having to incur any out-of-pocket expenses, in connection with any action taken by Noble to terminate infringements and alleged infringements.
(d)
Company shall not analyze, reverse engineer, or deconstruct any Licensed Material or any process used in the development or manufacture of any material provided to Company by Noble or any of its licensees or designees (including Licensed Material), to determine the structure or composition of such material, or create derivative materials from or attempt to modify or reproduce, such material or process. Any intellectual property rights developed by Company (i) in violation of this Section 5 of these Terms and Conditions and/or (ii) using Noble’s confidential information shall, in each case, be the property of Noble, and Company shall execute and deliver to Noble such documentation as is necessary to establish Noble’s rights in such intellectual property.

6.
Confidentiality.

(a)
All non-public materials, documents, information and equipment which a Party supplies or discloses to the other Party, whether in writing or orally, shall be considered confidential information and/or shall be considered proprietary trade secrets of the disclosing Party. The Licensed Intellectual Property and Licensed Materials shall be deemed the confidential information of Noble. The receiving Party agrees not to disclose the confidential information of the disclosing Party to any other person or entity without the disclosing Party's advance written consent and not to use it in any way detrimental to the disclosing Party's interests. The receiving Party further agrees to ensure that the dissemination of such information is limited to its employees, agents, representatives, and consultants (collectively, “Representatives”) who (i) are under the receiving Party’s control, (ii) are obligated to maintain the confidentiality of the information pursuant to a written agreement, which has terms at least as protective as those set forth herein, and (iii) have a demonstrated need to have access to the information to design, make, supply, market, sell and/or distribute Licensed Products, as applicable, solely as permitted under the Agreement. The restrictions of this Section 6(a) of these Terms and Conditions shall not apply to confidential information that: (A) is currently in the public domain; (B) becomes public through no fault of the receiving Party; (C) was previously known to the receiving Party prior to its disclosure to the receiving Party by the disclosing Party, as shown by the receiving Party's contemporaneous written records; or (D) is disclosed to the receiving Party by a third party not in breach of any agreement to protect the confidential nature of such information.
(b)
To the extent any Representative of a Party is permitted to receive information under Section 6(a) of these Terms and Conditions or access the Licensed Intellectual Property, each Party is responsible for compliance by such Representative with, and liable for any breach by such Representative of, the terms of the Agreement.
(c)
The Parties agree that irreparable injury not fully compensable by monetary damages would result to the other Party in the event that any of the provisions contained in Sections 5(d) or 6 of these Terms and Conditions is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that, in addition to any other rights which the non-violating Party may have at law or equity, the non-violating Party will be entitled to injunctive relief, without being required to post a bond, to prevent breaches hereof and to enforce the terms and provisions of such Sections.
(d)
The confidentiality obligations of each Party set forth in this Section 6 will remain in full force and effect for ten (10) years following any expiration or earlier termination of the Agreement.

7.
Retention of Records. During the Term and for a period of three (3) years thereafter (or for any longer period as required by any Applicable Law), Company shall keep copies of documentation necessary to establish that Company has complied with all Applicable Laws and all terms and conditions of the Agreement, including Sections 3 and 5 of these Terms and Conditions. Noble, or its designee, shall have the right, upon forty-eight (48) hours prior written notice, to examine such documents, shall have access thereto during ordinary business hours and shall be at liberty to make copies of such documents. At Noble's request, Company shall provide a copy of such records at Noble’s expense.
8.
Limitation of Liability; Disclaimer of Warranties. NOBLE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED MATERIALS, LICENSED INTELLECTUAL PROPERTY OR LICENSED PRODUCTS DO NOT INFRINGE ANY INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. NOBLE HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED. NO STATEMENTS OR RECOMMENDATIONS CONTAINED HEREIN ARE TO BE CONSTRUED AS INDUCEMENTS TO INFRINGE ANY RELEVANT PATENT, NOW OR HEREAFTER IN EXISTENCE. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES FROM ALLEGED NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY, TORT, CONTRACT OR ANY OTHER LEGAL THEORY, ARISING OUT OF THE USE OR HANDLING OF THE LICENSED MATERIALS OR LICENSED PRODUCTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, EXCEPT FOR (A) A BREACH OF SECTIONS 3, 5 OR 6, OR (B) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER SECTION 9, EACH PARTY’S LIABILITY FOR ANY CLAIMS RELATED TO OR ARISING FROM THE AGREEMENT SHALL BE LIMITED TO THE PURCHASE PRICE OF THE LICENSED MATERIAL SUPPLIED BY NOBLE WHICH IS THE SUBJECT OF THE CLAIM OR THE AMOUNT ACTUALLY PAID FOR SUCH LICENSED MATERIAL, WHICHEVER IS LESS. NOBLE SHALL NOT BE LIABLE FOR ANY CLAIMS RELATED TO OR ARISING FROM ANY LICENSED MATERIAL SUPPLIED BY ANY PARTY OR ENTITY OTHER THAN NOBLE. ANY TECHNICAL ADVICE, WHETHER ORAL OR WRITTEN, PROVIDED BY NOBLE TO LICENSEE SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY BY NOBLE, AND LICENSEE’S ACCEPTANCE AND USE OF SUCH ADVICE IS AT COMPANY’S SOLE RISK.

9.
Indemnification.

(a)
Company agrees to indemnify, defend and hold Noble and its officers, directors and employees, harmless from and against any and all liabilities, judgments, penalties, losses, costs, damages, fees and expenses, including reasonable attorneys' fees, which may be incurred by Noble in connection with any claim asserted by a third party against the aforementioned indemnitees arising from:

(i)
any act by Company in violation of the Agreement; and
(ii)
any claim arising from Company’s manufacture, supply, marketing, sale, distribution, import and/or export of Licensed Products, except to the extent that such claim arises solely and directly from the Licensed Technology or a defect in Licensed Material supplied by Noble hereunder which can be proven to have existed at the time such Licensed Material was delivered, FOB (Incoterms 2010), Scranton, Pennsylvania.

(b)
The Party seeking indemnification shall provide the other Party with prompt written notice of any claim for which the indemnified Party is seeking or may seek indemnification hereunder (provided that the failure of the indemnified Party to promptly notify the indemnifying Party hereunder shall not relieve the indemnifying Party of any liability with respect to the claim, except to the extent the indemnifying Party demonstrates that the defense of the claim is prejudiced by such failure). The indemnifying Party shall keep the indemnified Party fully informed concerning the status of any litigation, negotiations or settlements of any such claim. The indemnified Party shall be entitled, at its own expense, to participate in any such litigation, negotiations and settlements with counsel of its own choosing. The indemnifying Party shall not have the rightto settle any claim if such settlement arises from or is part of any criminal action or proceeding, or contains a stipulation to, or an admission or acknowledgement of, any wrongdoing (whether in tort or otherwise) on the part of the indemnified Party without the prior written consent of the indemnified Party.

10.
Non-Solicitation. During the Term and for one (1) year thereafter, Company will not, directly or indirectly (a) solicit or hire any employees of Noble or any of its affiliates, or aid in the solicitation or hiring thereof; or (b) solicit or seek to do business with any former, current or prospective customer or client of Noble or any of its affiliates with whom Company came into contact with in connection with the Agreement.
11.
Termination.

(a)
Except as otherwise expressly set forth herein, if a Party breaches any term or provision of the Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof from the other Party specifying the particulars of the breach, the non-breaching Party shall have the right to terminate the Agreement by giving written notice to the breaching Party (such termination to be effective immediately upon the giving of such notice).
(b)
Company hereby agrees that Company intends to begin the sale of Licensed Products within one (1) year after the Effective Date. Company acknowledges and agrees that time is of the essence, and therefore failure to begin sale of Licensed Products within such period shall be a breach under the Agreement and Noble shall, at its discretion, have the right to terminate the Agreement immediately upon written notice to Company. From and after the first date of sale of Licensed Products by Company, as applicable, if Company interrupts the distribution and/or sale of Licensed Products for a period of one hundred and eighty (180) days or more, Noble shall have the right, but not the obligation, to terminate the Agreement immediately upon written notice to Company.
(c)
Failure by Company to pay any amounts payable to Noble, including any Technology Fees, any amounts owed for any order of Licensed Material received from Noble, or under any other agreement between Noble and Company, when such amounts become due and payable, shall be a breach of the Agreement. If Company fails to cure such breach within ten (10) days after receiving written notice thereof from Noble concerning such nonpayment, Noble shall have the right, but not the obligation, to terminate the Agreement immediately upon written notice to Company.
(d)
In the event Company uses a competing silver technology in any product category listed in the definition of Licensed Product, Noble shall have the right, in its sole discretion, to immediately terminate this Agreement.
(e)
If either Party becomes insolvent, or if a petition for bankruptcy or reorganization is filed by or against it, or if any insolvency proceedings are instituted by or against it under the law of any jurisdiction, or if it makes an assignment for the benefit of its creditors, or is placed in the hands of a receiver, or if it liquidates its business in any manner, then in any such case the other Party shall have the right to terminate the Agreement by written notice to such Party, its receivers, trustees, assignees or other representatives, provided, however, that inthe case of involuntary bankruptcy, reorganization or insolvency proceedings, the same shall not constitute a default if defended in good faith by such Party and dismissed within thirty (30) days following the institution of any such proceedings. If Noble terminates the Agreement under this Section 11(e) of these Terms and Conditions, Company, its receivers, trustees, assignees or other representatives shall have no right to (i) engage in the Permitted Activities or otherwise manufacture, supply, market, sell, distribute or use the Licensed Materials or Licensed Products or (ii) use or deal with the Licensed Trademarks, except, in each case, with express prior written consent of Noble, which consent may be withheld for any reason, and under the express written instructions of Noble.

(f)
The Agreement will terminate immediately if Company fails to comply with the requirements set forth in the Noble Requirements, as set forth in Section 4(b) of these Terms and Conditions.
(g)
Company will notify Noble prior to any Change of Control. If Noble is not notified of or does not give its written consent, which shall not be unreasonably withheld or delayed in the event that Company is acquired by or merged into NMI, prior to such Change of Control, then Noble shall have the right to terminate the Agreement immediately at any time after such Change of Control, in Noble’s sole discretion. For purposes of this Section 11(g) of these Terms and Conditions, a “Change of Control” means any transaction or series of related transactions, including a merger, reorganization or consolidation, in which the shareholders of Company, immediately prior to the transaction(s), would not, immediately after the transaction(s), beneficially own (directly or indirectly) more than fifty percent (50%) of the voting securities of Company, the surviving entity of such transaction or its ultimate parent, if any.

12.
Effect of Termination. Upon the expiration or earlier termination of the Agreement, except and solely to the extent necessary for the sale of existing inventory or fulfillment of purchase orders, each as expressly permitted in Section 12(g) of these Terms and Conditions:

(a)
All rights granted to Company under the Agreement and of these Terms and Conditions, shall automatically terminate and revert to Noble, and Company shall execute any and all documents evidencing such automatic reversion;
(b)
Company shall immediately stop any use of or other dealing with the Licensed Trademarks, including in connection with the manufacture, supply, marketing, sale, distribution or in any way dealing with any Licensed Products, or any item pertaining to Licensed Products, which display the Licensed Trademarks or Noble’s name;
(c)
Company shall return to Noble all tags, labeling and printed material bearing the Licensed Trademarks, and all specifications and all other materials or documents in Company's possession that contain Noble’s confidential information;
(d)
Company shall not use any trademark that infringes, is similar to, or dilutes, the Licensed Trademarks;
(e)
Company shall, within thirty (30) days after such expiration or termination, deliver to Noble a complete and accurate statement indicating the description and location of all Licensed Products on hand and/or in the process of manufacture, as of both the date of such expiration or termination and the date of such statement; and
(f)
Noble shall have the right to enter onto Company's premises to conduct physical inventories to verify the accuracy of the aforesaid statement.
(g)
Upon expiration or earlier termination of the Agreement, except in the case of termination due to Company’s breach, Company may sell existing inventories of Licensed Products or fulfill any purchase orders for Licensed Products received and accepted by Company prior to the date of such expiration or termination for a period of one hundred eighty (180) days, subject to all of the other terms and conditions hereof. Upon expiration of such one hundred eighty (180)-day period, Company shall, at Noble’s election, either destroy or return to Noble, at Company’s cost, any Licensed Materials and Licensed Products in Company’s possession.
(h)
The following sections of the Agreement shall survive any expiration or earlier termination of the Agreement: 1 (Integration), 3 (Fees), 5(a), 5(d), 6 (Confidentiality), 7 (Retention of Records), 8 (Limitation of Liability; Disclaimer of Warranties), 9 (Indemnification), 10 (Non-Solicitation), 12 (Effect of Termination), 13 (Miscellaneous).

13.
Miscellaneous.

(a)
Company shall not directly or indirectly assign, transfer, sublicense, or encumber any of its rights under the Agreement without the prior written consent of Noble, whether by merger, acquisition of assets, operation of law or otherwise. The Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Noble and Company. Any assignment not in compliance with this Section 13(a) of these Terms and Conditions shall be null and void ab initio.

(b)
Nothing contained in the Agreement shall be construed so as to make the Parties partners or joint venturers, or to permit Company to bind Noble to any agreement or purport to act on behalf of Noble in any respect. Nothing in the Agreement is intended to confer any rights or remedies under or by reason of the Agreement on any persons other than Noble and Company and their respective successors and permitted assigns.
(c)
No waiver or modification of any of the terms of the Agreement shall be valid unless in writing, signed by both Parties. Failure by either Party to enforce any rights under the Agreement shall not be construed as a waiver of such rights, and a waiver by either Party of a default in one or more instances shall not be construed as a continuing waiver or as a waiver in other instances.
(d)
In the event that any part of the Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of the Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date the Agreement was executed or last amended.
(e)
All notices and other communications provided for hereunder shall be in writing and shall be duly given when personally delivered, faxed (with confirmation), deposited in the United States mail, certified or return receipt requested, postage prepaid, or delivered to Federal Express or any nationally recognized overnight courier service, and addressed or sent to the address or facsimile number for the receiving Party set forth on the Agreement. Any Party may change its address or telecopy number for notices under the Agreement at any time by giving the other Party notice of such change.
(f)
Neither Party shall be responsible for any failures or delays which are due to causes beyond its control, including acts of God, acts of the government, war, fires, floods, strikes or failure of third parties (which parties are not an affiliate of such Party) to comply with their obligations to such Party.
(g)
The section headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement. Unless the context of the Agreement otherwise requires: (i) words of any gender include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to the entire Agreement as a whole and not to any other particular Section or other subdivision; (iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (v) where either Party’s “consent” or “approval” is required hereunder, except as otherwise specified herein, such Party’s consent or approval may be granted or withheld in such Party’s sole discretion; (vi) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (vii) “or” is not exclusive; (viii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ix) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended; and (x) any reference herein to any person shall be construed to include the person’s successors and permitted assigns.
(h)
The Agreement, together with all Annexes referenced therein and in these Terms and Conditions, sets forth the entire understanding and agreement of the Parties with respect to its subject matter. Any and all representations or agreements made by any agent or representative of either Party to the contrary shall be of no effect. No terms set forth on any purchase order or invoice will supersede any terms of the Agreement unless mutually agreed upon by the Parties, as evidenced in a writing that specifically references the Agreement by name and that it is superseding the Agreement.
(i)
The Agreement, and any disputes arising out of or related thereto, shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict or choice of laws and regardless of the place or places of its physical execution and performance, and any suit or other action brought under the Agreement shall be brought exclusively in the federal and state courts of Scranton, Pennsylvania. Company hereby irrevocably submits to the jurisdiction of such courts.

(j)
The Agreement is the result of the joint efforts of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there is to be no construction against either Party based on any presumption of that Party’s involvement in the drafting thereof.
(k)
All remedies conferred by the Agreement shall be cumulative, and the pursuit by any Party of any such remedy shall not limit such Party from pursuing any other remedy to which it may be entitled, whether under the Agreement or otherwise.
(l)
Each Party hereto shall at all times comply with all laws and regulations applicable to the Party under the transactions contemplated by the Agreement.
(m)
Noble may designate any of its affiliates to perform any of its obligations or exercise any of its rights under the Agreement, provided that Noble is responsible for the acts and omissions of such affiliates.
(n)
In any action brought by a Party hereto under the Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs, and expenses of suit.
(o)
The Agreement and Annexes referenced therein and herein are hereby incorporated and by this reference shall hereby become part of the Agreement as if set forth herein word for word.
(p)
The Parties hereto shall at any and all times, upon the request of the other Party, or its legal representative, make, execute, and deliver any and all such other and further instruments as may be necessary or desirable for the purpose of giving full force and effect to the provisions of the Agreement, without change therefore.
(q)
Neither Party may issue any press release or other public disclosure regarding the Agreement or the subject matter hereof without the other Party’s prior written consent.
(r)
The Agreement may be signed in two or more counterparts, each of which shall be an original. The Parties may execute the Agreement in portable document format (PDF) or by facsimile and the Parties agree that such PDF or facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures.

ANNEX B
LICENSED MATERIAL

Silver Coated or Silver Containing Fiber Supplied by Noble

ANNEX C
LICENSED PRODUCTS

Towels

provided that, in no event may Company use the Licensed Material to manufacture or sell Towels intended specifically for use in connection with athletic endeavors such as yoga and pilates.

ANNEX D
FORM OF TECHNOLOGY FEE REPORT

TECHNOLOGY FEE PERIOD: ________________________________

TECHNOLOGY FEE DUE FROM LICENSEE
COUNTRY OF SALE	LICENSED PRODUCT (PRODUCT ID#)	LICENSED MILL	TECHNOLOGY FEES PAID BY MILL (Y/N)	NET SALES (a)			PERCENTAGE (b)	TOTALS (a x b)
				Total invoiced amount (G)	Deductions (D)	Net Sales (G – D) = a

Total:

Name: ____________________
Signature: _______________________
Title: _______________________
Date: ______________________

ANNEX E
LICENSED TRADEMARKS

Company may use the following Licensed Trademarks in the manner described above in the Agreement and Terms and Conditions, and Company is responsible for affixing the appropriate trademarks to the appropriate Licensed Products.

X-STATIC®

*Each Licensed Trademark is licensed hereunder only in those jurisdictions in the Territory in which Noble has registered such Licensed Trademark. Company may request from Noble a list of those registrations and jurisdictions.